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                                                                Exhibit 99.J.1




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our report dated January 13, 2006 on the Atlantic Whitehall Growth Fund, Atlantic Whitehall Mid-Cap Growth Fund, Atlantic Whitehall Multi-Cap Global Value Fund and Atlantic
Whitehall International Fund (each a portfolio of Atlantic Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-1A File Nos. 033-83430 and 811-08738) of Atlantic Whitehall Funds Trust.





                                                        /s/ Ernst & Young LLP

                                                        ERNST & YOUNG LLP



New York, New York
March 27, 2006